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                                                                    EXHIBIT 2.15

                             AGREEMENT OF AMENDMENT

         THIS AGREEMENT OF AMENDMENT (the "AGREEMENT") is made and entered into as of the 6th day of February, 1997, to be effective on and as of December 27, 1996, by and between Keystone Development Group, Inc., a Pennsylvania corporation ("SELLER") and Balanced Care Corporation, a Delaware corporation (together with its permitted assigns, "PURCHASER"),

                                  WITNESSETH:

         WHEREAS, Purchaser and Seller entered into that certain Purchase and Sale Agreement dated as of December 27, 1996 (the "PURCHASE AND SALE AGREEMENT"), whereby Purchaser agreed to purchaser certain assets and rights owned by Seller, and Seller agreed to sell to Purchaser such assets and rights; and

         WHEREAS, Purchaser and Seller now desire to amend the terms of the Purchase and Sale Agreement subject to the terms and conditions set forth below.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants and promises contained herein, the parties hereby agree as follows:

         1. RECITALS INCORPORATED; DEFINITIONS. The foregoing recitals constitute a part of this Agreement and are expressly incorporated herein by reference. Any term used but not defined herein shall have the meaning ascribed to such term in the Purchase and Sale Agreement.

         2. AMENDMENT OF SECTION 2.1. Section 2.1 of the Purchase and Sale Agreement is hereby amended and restated in its entirety as follows:

         2.1 PURCHASE PRICE. The purchase price (the "PURCHASE PRICE") for the Projects and the Documents shall be in an amount equal to $2,000,000, plus (i) an amount equal to the actual costs and expenses heretofore incurred and to be incurred through the Closing by or on behalf of Seller or its Affiliate in connection with the development and construction of the Projects for the types of expenses set forth on Exhibit B attached hereto and incorporated herein, and (ii) 250,000 shares of common stock of Purchaser. The Purchase Price shall be due and payable from Buyer as follows:

                  2.1.1 At Closing, $1,500,000 to be paid to Seller by
            certified or cashier's check drawn on a national bank or by wire transfer;

                  2.1.2 At Closing, 125,000 shares of common stock of Purchaser to be delivered to each of Kelly and Blumer; and


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                  2.1.3 At closing on the financing for each of the first five
            (5) of the Projects to close, $50,000 to be paid to Kelly and $50,000 to be paid to Blumer.

         3. PURCHASE AND SALE AGREEMENT UNAFFECTED. Except as expressly amended by this Agreement, the Purchase and Sale Agreement is hereby ratified and confirmed and shall remain in full force and effect.

         4. BINDING EFFECT. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors, assigns, heirs, executors and administrators. If any provision of this Agreement shall be or become illegal or unenforceable in whole or in part for any reason whatsoever, the remaining provisions shall nevertheless be deemed valid, binding and enforceable.

         5. APPLICABLE LAW. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania, including its statutes of limitations, but without regard to its conflict of laws provisions.

         6. HEADINGS. The Section headings used in this Agreement are for the convenience of reference only, and shall not control or affect the meaning or construction, or limit the scope or intent, of any provisions of this Agreement.

         7. COUNTERPARTS. This Agreement may be executed in several counterparts or with counterpart signature pages, each of which shall be deemed an original, but such counterparts shall together constitute but one and the same Agreement.

              [THIS PORTION OF THE PAGE INTENTIONALLY LEFT BLANK]
                [THE NEXT FOLLOWING PAGE IS THE SIGNATURE PAGE]


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         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written to be effective on and as of December 27, 1996.

                                      BALANCED CARE CORPORATION

                                      By: /s/ Brian L. Barth
                                          ------------------------------
                                        Name:  Brian L. Barth
                                        Title: Vice President

                                      KEYSTONE DEVELOPMENT GROUP, INC.

                                      By: /s/ James J. Blumer, Jr.
                                          ------------------------------
                                        Name:  James J. Blumer, Jr.
                                        Title: President


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